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                                                                EXHIBIT 23.3


                               CONSENT OF COUNSEL

        The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Legal Matters" included in the registration statement and in any subsequent statement filed solely to increase the offering up to 20%.


                                        FENWICK & WEST LLP
                                        /s/  Fenwick & West LLP

Washington, DC
February 21, 1997